Exhibit 99.1

FOR IMMEDIATE RELEASE
20 March 2008

Pepsi to Buy Russian Juice Leader
PepsiCo and The Pepsi Bottling Group Agree to Buy
75.53% of Lebedyansky’s Juice Business

MOSCOW, March 20, 2008 – PepsiCo (NYSE: PEP) and The Pepsi Bottling Group (NYSE: PBG) today announced that they have agreed to jointly acquire a 75.53% stake in Russia’s leading branded juice company JSC Lebedyansky (RTS: LEKZ), excluding the company’s baby food and mineral water business, for US$ 1.4 billion.

Lebedyansky is the world’s sixth-largest juice manufacturer and the largest in Russia, with an estimated market share in Russia of around 30% and annual revenues in 2007 of approximately $800 million from its juice business.

“This agreement provides us with a strong platform for continued expansion in one of the world’s fastest growing juice markets and advances the global transformation of PepsiCo’s product portfolio,” said Michael White, PepsiCo International CEO and vice chairman of PepsiCo. “Combining Lebedyansky’s strengths with those of PepsiCo, one of the world’s largest makers and sellers of branded juice, and The Pepsi Bottling Group, our largest bottler, will create vast opportunities. We are committed to investing in Lebedyansky’s brands and building an even brighter future for this great Russian company.”

”Russia represents our biggest growth market, and we are making smart investments that further enhance our business there,” said Eric Foss, President & CEO of The Pepsi Bottling Group. “Adding Lebedyansky’s strong brands and capable people to the powerful PBG-PepsiCo partnership will enable us to be at the forefront of the continued expansion of the Russian juice category.”

Lebedyansky Chairman Yuri Bortsov, one of the shareholders who have agreed to sell their Lebedyansky shares to PepsiCo/PBG, said: “We are pleased to have reached this agreement with PepsiCo and PBG, outstanding companies that bring a long heritage of investing in Russia and a clear commitment to the growth and success of Lebedyansky. They will bring significant investment and distribution strength and ensure that this company remains a strong, vibrant competitor.”

Under agreements reached, PepsiCo and PBG will acquire the 75.53% of Lebedyansky held by its four largest individual shareholders. That purchase will be split 75%/25% by PepsiCo and PBG, respectively.

The approximately US$ 1.4 billion PepsiCo and PBG will pay to acquire the stake in Lebedyansky implies a total enterprise value for Lebedyansky, including debt and spin-off related adjustments, and excluding the company’s baby food and mineral water business, of approximately US$ 2 billion.

The acquisition is subject to normal regulatory approvals and the spin-off to Lebedyansky’s existing shareholders of the company’s baby food and mineral water business, which is not being acquired by PepsiCo and PBG. The spin-off is subject to agreement by the majority of Lebedyansky shareholders not party to the transaction. The spin-off and the acquisition of the 75.53% of Lebedyansky are not expected to be completed before the third quarter of 2008.

As required by Russian law, and subject to the successful completion of the spin-off, PepsiCo and PBG will make a mandatory offer to purchase the shares held by all remaining shareholders in Lebedyansky shortly after the transaction closes. Upon completion of the mandatory offer, the two companies’ stake in Lebedyansky may become as high as 100%.

Additional terms of the agreement were not disclosed. PepsiCo and PBG indicated the transaction will not materially affect their previously provided guidance for 2008.

PepsiCo’s history in Russia goes back to 1959, when former PepsiCo Chairman and CEO Donald M. Kendall first showcased Pepsi-Cola at an exhibition of American products in Moscow, where Soviet Premier Nikita Khrushchev sampled Pepsi for the first time.

Fifteen years later, in 1974, the first Pepsi-Cola bottling plant in Russia opened in Novorossiysk, establishing Pepsi as the first Western branded consumer product to be produced in the country. In recognition of that historic event, PepsiCo’s Board of Directors held a meeting in nearby Abrau-Durso, believed to be the first such meeting by a U.S. company.

Today PepsiCo and its strategic bottling and distribution partner, The Pepsi Bottling Group, provide more than 7,000 jobs in Russia, and their products can be found in more than 98% of retail outlets across the country.

Press contacts:

New York
PepsiCo:	Pepsi Bottling Group:
Dick Detwiler Tel: +1 914 253 2725 Email: Dick.Detwiler@pepsi.com	Jeff Dahncke Tel: +1 914 767 7690 Email: Jeff.Dahncke@pepsi.com

Moscow PepsiCo/PBG:
Tatiana Smirnova:
Tel: +7 906 090 9585 Email: tatiana.smirnova@intl.pepsico.com

JSC Lebedyansky (RTS: LEKZ, MICEX: LBDO) is the leading company in the Russian juice market. Its production volumes grew more than 30-fold between 1999 and 2007, while its share of the Russian juice market quadrupled. JSC Lebedyansky’s volume market share in the Russian juices/nectars category is over 30%. The Company manages a well-balanced portfolio consisting of premium segment brand “Ya”, medium segment brands “Frustyle” and “Tonus”, and value segment brands “Fruktovy Sad”, “Privet”, and “Dolka”. JSC Lebedyansky has a well-developed distribution network that covers all of Russia as well as Ukraine, Kazakhstan, Azerbaijan and Belarus. More information on the company can be found at www.lebedyansky.com.

PepsiCo (NYSE: PEP) is one of the world’s largest food and beverage companies, with 2007 annual revenues of more than $39 billion. The Company employs approximately 185,000 people worldwide, and its products are sold in approximately 200 countries. Its principal businesses include: Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and Quaker foods. The PepsiCo portfolio includes 17 brands that generate $1 billion or more each in annual retail sales. PepsiCo’s commitment to sustainable growth, defined as Performance with Purpose, is focused on generating healthy financial returns while giving back to communities the Company serves. This includes meeting consumer needs for a spectrum of convenient foods and beverages, reducing the Company’s impact on the environment through water, energy and packaging initiatives, and supporting its employees through a diverse and inclusive culture that recruits and retains world-class talent. PepsiCo is listed on the Dow Jones North America Sustainability Index and the Dow Jones World Sustainability Index. For more information, please visit www.pepsico.com.

The Pepsi Bottling Group, Inc. (NYSE:PBG) is the world’s largest manufacturer, seller and distributor of Pepsi-Cola beverages. PBG accounts for more than one-half of the Pepsi-Cola beverages sold in North America, and about 40 percent of the Pepsi-Cola system volume worldwide. With approximately 70,000 employees and annual sales of nearly $14 billion, PBG has operations in the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey. Roughly 30 percent of the company’s operations are outside of the U.S. For more information, please visit www.pbg.com.

Lebedyansky Juice Business
Key Facts

•	World’s sixth largest juice manufacturer (Source: Euromonitor 2006)

•	Global market share of 1.6% (Source: Euromonitor 2006)

•	Largest Russian juice company by value at around 30% market share (Source: AC Nielsen)

•	Trebled its juice market share between 2000 and 2006 (Source: Lebedyansky)

•	Annual net revenues of $615 million in 2006, $109 million EBITDA (Source: Lebedyansky)

•	Annual unaudited net revenues of $803m in 2007 (Source: Lebedyansky)

•	Two production plants: Lipetsk region and St. Petersburg

•	Annual production capacity: 1,368 million litres (Source: Lebedyansky, May 2007)

•	Employees: 6,000 (Juice business)

•	Company has strong market positions in the premium, medium and value market segments

•	Key brands include: premium segment brand «Ya», medium segment brands «Frustyle» and «Tonus», value segment brands «Fruktovy Sad», «Privet», «Dolka», «Edo» ice tea and juice for children of age 6-10 years «Tusa Jusa»

•	Company has won over 120 awards for its products

•	High-quality NFC juices introduced in 2006

•	One of the first companies in Europe to produce juices and beverages in aseptic PET bottles

•	Per capita consumption of juice has risen rapidly over the past several years; however, this figure remains low in comparison to other European countries (Source: Euromonitor 2006)

Cautionary Statement
This release contains statements concerning PepsiCo’s and The Pepsi Bottling Group’s expectations for future performance, including 2008 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s and The Pepsi Bottling Group’s products, as a result of shifts in consumer preferences or otherwise; the ability of PepsiCo and The Pepsi Bottling Group to maintain their respective reputations and build and sustain their information technology infrastructures; fluctuations in the cost and availability of raw materials; the respective abilities of PepsiCo and The Pepsi Bottling Group to compete effectively; disruption of supply chain; trade consolidation; the loss of any key customer; unforeseen costs and complexities that may prevent us from realizing our expected rate of return on the acquired business; changes in the legal or regulatory environment; the ability to hire or retain key employees or to outsource certain functions effectively; unfavorable economic, environmental or political conditions in the countries where PepsiCo and The Pepsi Bottling Group operate; and market risks arising from changes in commodity prices, foreign exchange rates and interest rates. For additional information on these and other factors that could cause PepsiCo’s or The Pepsi Bottling Group’s actual results to materially differ from those set forth herein, please see their respective filings with the Securities and Exchange Commission, including their most recent annual reports on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo and The Pepsi Bottling Group undertake no obligation to update any forward looking statements, whether as a result of new information, future events or otherwise.

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